Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of LCNB Corp. on Form S-4 of our report dated April 10, 2017 on the 2016 consolidated statements of Columbus First Bancorp, Inc.

/s/ Crowe Horwath LLP

Columbus, Ohio

February 21, 2018